UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 26, 2024

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Court Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, Verb Technology Company, Inc. (the “Company”) held its annual stockholder meeting on September 26, 2024, at which stockholders voted to authorize the Company’s Board of Directors to effect a reverse stock split of the outstanding shares of common stock within one (1) year of September 26, 2024, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-two hundred (1-for-200).

On September 26, 2024, the Company’s Board of Directors determined to effect the reverse stock split of the common stock at a 1-for-200 ratio (the “Reverse Split”) and approved the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Articles of Incorporation of the Company to effect the Reverse Split.

On September 27, 2024, the Certificate of Amendment to effect the Reverse Split, was filed with the Secretary of State of Nevada.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 26, 2024 the Company held its Annual Meeting of Stockholders via live webcast at www.virtualshareholdermeeting.com/VERB2024AM. A total of 61,709,221 shares of common stock representing 42.38% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented virtually or by valid proxies at the annual meeting.

Messrs. Rory J. Cutaia, James P. Geiskopf, Kenneth S. Cragun, and Edmund C. Moy were each elected as directors of the Company to serve until the Company’s 2025 annual meeting of stockholders.

The stockholders approved a proposal to authorize the board of directors to effect a reverse stock split of the outstanding shares of the Company’s common stock within one (1) year of September 26, 2024, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-two hundred (1-for-200) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion, without further stockholder approval.

The stockholders ratified the appointment of Grassi & CO., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
Rory J. Cutaia	29,261,656	4,298,502	28,149,063
James P. Geiskopf	29,203,856	4,356,302	28,149,063
Kenneth S. Cragun	29,350,701	4,209,457	28,149,063
Edmund C. Moy	29,132,699	4,427,459	28,149,063

2. Reverse Stock Split

Votes For	Votes Against	Votes Abstained
34,387,270	24,966,253	2,355,698

3. Ratification of appointment of Grassi & CO., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained
53,979,614	6,059,162	1,670,445

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2024	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer